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                                                                 EXHIBIT 10.15

                           LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of March 29, 1999, by and between Analogy, Inc. and Silicon Valley Bank ("Silicon").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Silicon, Borrower is indebted to Silicon pursuant to, among other documents, a Loan and Security Agreement, (together with all Schedules attached thereto) dated March 10, 1997, as may be amended from time to time, (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Secured Accounts Receivable Line of Credit in the original principal amount of Three Million Dollars ($3,000,000). The Loan Agreement has been modified pursuant to, among other documents, a Loan Modification Agreement and Amended and Restated Schedule to Loan and Security Agreement dated March 5, 1998 pursuant to which, among other things, the principal amount of the Secured Accounts Receivable Line of Credit was increased to Five Million Dollars ($5,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Silicon shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS.

   A.          MODIFICATION(S) TO LOAN AGREEMENT (AND SCHEDULE)

               1. The paragraph entitled "Maturity Date" is hereby amended to read as follows:

                    April 4, 2000, at which time all unpaid principal and accrued but unpaid interest shall be due and payable.

               2. The paragraph entitled "Profitability" is hereby amended to read as follows:

                    Borrower shall achieve, on a quarterly basis, at least $1.00 in profits, except that Borrower may suffer quarterly losses provided such losses shall not exceed $500,000 and shall not occur for two consecutive quarters.

               3. The paragraph entitled "Quick Ratio" is hereby amended to read as follows:

                    Borrower shall maintain monthly ratio of Quick Assets to current Liabilities less deferred revenue of not less than
                    1.25 to 1.00, increasing at each quarter end to 1.75 to 1.00.


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               4.   The section (d) of the paragraph entitled "Financial
                    Statements and reports" is hereby amended to read as follows:

                    (d) at such times as there are outstanding balances under the Credit Limit and prior to an advance when there are no outstanding balances under the Credit Limit, within 20 days after the last day of each month, a Borrowing Base Certificate signed by a Responsible Officer, with aged listings of accounts receivable.

               5. The section (f) of the paragraph entitled "Financial Statements and reports" is hereby deleted.

               6. The section (g) of the paragraph entitled "Financial Statements and reports" is hereby amended to read as follows:

                    (g) as soon as available, but no later than 90 days after the end of Borrower's fiscal year, audited, consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Bank.

         B.    WAIVER OF FINANCIAL COVENANT DEFAULT.

                    Silicon hereby waives Borrower's existing default under the Loan Agreement by virtue of Borrower's failure to comply with the Quick Ratio Covenant as of the month ended February 28, 1999. Silicon's waiver of Borrower's compliance of this covenant shall apply only to the foregoing period. Accordingly, for the month ending March 31, 1999, Borrower shall be in compliance with this covenant.

                    Silicon's agreement to waive the above-described default (1) in no way shall be deemed an agreement by the Silicon to waive Borrower's compliance with the above-described covenant as of all other dates and (2) shall not limit or impair the Silicon's right to demand strict performance of this covenant as of all other dates and (3) shall not limit or impair the Silicon's right to demand strict performance of all other covenants as of any date.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. Borrower shall pay to Silicon a fee in the amount of Twenty Two Thousand Nine Hundred Seventeen Dollars ($22,917) (the "Loan Fee") plus all out-of-pocket expenses.

6. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Silicon is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Silicon's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Silicon to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Silicon and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Silicon in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.


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8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon Borrower's payment of the Loan Fee.

   This Loan Modification Agreement is executed as of the date first written above.


BORROWER:                                       SILICON:

ANALOGY, INC.                                   SILICON VALLEY BANK

By: /s/ DUANE C. FROMHART                       By: /s/ BRETT MAVER
   ----------------------                          ----------------
Name: Duane C. Fromhart                         Name: Brett Maver
Title: Corporate Controller                     Title: Assistant Vice President